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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                               RS INVESTMENT TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:


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                                     [LOGO]



January 31, 2000


Dear Shareholder:

PLEASE RESPOND IMMEDIATELY!
We recently mailed you proxy material for the RS Emerging Growth Fund Shareholder Meeting to be held February 23, 2000. Our most recent vote tabulation indicates your vote has not yet been received. If you no longer have the original material that was sent to you, we are enclosing a duplicate proxy ballot, voting instructions, and a postage-paid return envelope. If you would like to receive a replacement copy of the proxy statement, please call 1-800-766-FUND.

For the reasons set forth in the proxy statement which was included in the initial mailing, your Trustees believe passage of each proposal on the agenda is in the best interest of the Fund and its shareholders and recommend a vote FOR the proposals.

To simplify the voting process, you may register your vote using one of three alternatives -- phone, Internet, or mail. Please consult the voting instructions contained in this package for additional details. Regardless of the number of shares you own, it is important that they be represented at the meeting. We urge you to respond promptly.

If you have recently voted, please disregard this mailing. We appreciate your support as a shareholder and for selecting RS Investment Management to help reach your financial goals.

Sincerely,

/s/ Randy Hecht

G. Randall Hecht
President
RS Investment Trust


              388 MARKET STREET SAN FRANCISCO CA 94111 415-591-2700
                                  WWW.RSIM.COM